                                                                   EXHIBIT 10.18

                               EXCHANGE AGREEMENT


        THIS EXCHANGE AGREEMENT (this "Agreement") is dated as of October 21, 2005, by and among WAYNE WISE and DONNA WISE, individuals who are husband and wife and residing in Nashville, Tennessee (jointly, the "Wises"), PAUL L. WIECK, an individual residing in Nashville, Tennessee ("Wieck"; Wieck, together with the Wises, the "Subscribers," and each individually, a "Subscriber"), and WESTERN EXPRESS HOLDINGS, INC., a Nevada corporation (the "Company"). The Subscribers and the Company are individually each referred to herein as a "Party" and are collectively referred to herein as the "Parties."

                                    RECITALS

        WHEREAS, Wayne Wise owns 45 (forty-five) shares of common stock, no par value (the "Express Common Stock"), of Western Express, Inc., a Tennessee corporation ("Express"), which constitutes forty-five percent (45%) of the issued and outstanding capital stock of Express;

        WHEREAS, Donna Wise owns 45 (forty-five) shares of Express Common Stock, which constitutes forty-five percent (45%) of the issued and outstanding capital stock of Express;

        WHEREAS, Wieck owns 10 (ten) shares of Express Common Stock, which constitutes ten percent (10%) of the issued and outstanding capital stock of Express;

        WHEREAS, the Company is a newly formed corporation, without any stockholders at the date hereof, the Articles of Incorporation for which were filed with the Nevada Secretary of State on September 16, 2005, and the Amended and Restated Articles of Incorporation for which were filed with the Nevada Secretary of State on October 6, 2005;

        WHEREAS, the Subscribers together own all of the issued and outstanding capital stock of Express; and

        WHEREAS, the Subscribers desire to exchange each share of their Express Common Stock for one share of common stock, par value $0.001 per share, of the Company (the "Company Common Stock"), thereby resulting in the Subscribers becoming the one hundred percent (100%) owners of the Company immediately prior to the Company IPO (as hereinafter defined), and the Company desires that Express become a wholly-owned subsidiary of the Company, all in a transfer intended to qualify as a tax-free transaction under Section 351 of the Internal Revenue Code, as amended.

        NOW, THEREFORE, in consideration of the foregoing premises and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:


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        1.      Exchange. Subject to Section 2 below, the Parties hereby
irrevocably agree to the exchange described herein. The Company shall issue 5,000,000 (five million) shares of Company Common Stock to the Subscribers as follows:

                (a) The Company shall issue 2,250,000 (two million two hundred fifty thousand) shares of Company Common Stock to Wayne Wise in exchange for all of his shares of Express Common Stock;

                (b) The Company shall issue 2,250,000 (two million two hundred fifty thousand) shares of Company Common Stock to Donna Wise in exchange for all of her shares of Express Common Stock; and

                (c) The Company shall issue 500,000 (five hundred thousand) shares of Company Common Stock to Wieck in exchange for all of his shares of Express Common Stock.

        2. Conditions Precedent. The obligations of the Parties to consummate the exchange agreed to in Section 1 above shall be subject to the following conditions precedent:

                (a) The Company shall have entered into an underwriting agreement with one or more underwriters selected by the Company with respect to the initial public offering of shares of Company Common Stock pursuant to a registration statement on Form S-1 filed under the Securities Act of 1933, as amended (the "Act") (such initial public offering is referred to herein as the "Company IPO"); and

                (b) The Company IPO shall be scheduled to close subsequent to the exchange agreed to in Section 1 above.

In the event that the foregoing conditions precedent have not been satisfied by March 31, 2006, this Agreement shall be terminated and of no further force or effect, unless the Parties agree in writing to extend such date.

        3.      Stock Records. In furtherance of the exchange agreed to in
Section 1 above, following the satisfaction of conditions precedent set forth in
Section 2, the Parties shall take the following actions:

                (a) The Subscribers shall deliver to the Company or its designee, as transfer agent, any and all stock certificates representing the shares of Express Common Stock to be exchanged hereunder; and

                (b) Thereafter, the Company shall deliver stock certificates representing the shares of Company Common Stock to be issued hereunder to the Subscribers entitled to receive the same.

The Parties agree, after the exchange contemplated hereby has been consummated, that the Subscribers shall be registered as, and treated as, holders of their shares of Company Common Stock.



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        4.      Legend. It is understood by the Parties hereto that the
certificates evidencing the shares of Company Common Stock issuable hereunder may bear the following legend:

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR THE SECURITIES ACT OF ANY STATE. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED FOR VALUE, PLEDGED, HYPOTHECATED, OR OTHERWISE ENCUMBERED IN THE ABSENCE OF EITHER (1) AN EFFECTIVE REGISTRATION OF THEM UNDER THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS, OR (2) AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR ACTS.

        5. Further Documentation. The exchange described herein shall be evidenced by such other documents as may be necessary or advisable to accomplish the transaction contemplated hereby.

        6. Representations of the Subscribers. Each Subscriber, by signing this Agreement, represents, warrants, and guarantees the following:

                (a) The Subscriber is the registered and beneficial owner of all shares of Express Common Stock transferred by him or her hereunder, free and clear of all encumbrances whatsoever, and that upon issuance of the shares of Company Common Stock, the Company will have good and valid title to such transferred shares of Express Common Stock, free and clear of any adverse claims whatsoever.

                (b) The execution of this Agreement by the Subscriber and the performance of his or her obligations hereunder will not violate any contract, loan, or similar agreement to which he or she is a party (or waivers or consents will be obtained).

                (c) This Agreement is made with the Subscriber in reliance upon the Subscriber's representation to the Company, which by his or her execution of this Agreement the Subscriber hereby confirms, that the shares of Company Common Stock to be received by the Subscriber will be acquired for investment for the Subscriber's own account and not as a nominee or agent.

                (d) The Subscriber has received all of the information it considers necessary or appropriate for deciding whether to acquire the shares of Company Common Stock pursuant to this Agreement. The Subscriber further represents that he or she has reviewed this Agreement and has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of this Agreement and the business, properties, prospects, and financial condition of the Company. The foregoing, however, does not limit



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        or modify the representations and warranties of the Company in Section 7 below or the right of the Subscriber to rely thereon.

                (e) The Subscriber acknowledges that he or she is able to fend for himself or herself, can bear the economic risk of his or her investment, and has such knowledge and experience in financial or business matters that he or she is capable of evaluating the merits and risks of the investment in the shares of Company Common Stock.

                (f) The Subscriber is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501(a) of Regulation D, as presently in effect.

                (g) The Subscriber understands that the shares of Company Common Stock will be characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations such shares may be resold without registration under the Act only in certain limited circumstances. In this connection, the Subscriber represents that he or she is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

                (h) Without in any way limiting the representations set forth above, the Subscriber further agrees not to make any disposition of all or any shares of Company Common Stock unless and until:

                        (i) There is then in effect a registration statement under the Act covering such proposed disposition, and such disposition is made in accordance with such registration statement; or

                        (ii) The Subscriber has notified the Company of the proposed disposition and has furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and, if reasonably requested by the Company, the Subscriber has furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act.

        7. Representations of the Company. The Company represents, warrants, and guarantees the following:

                (a) The Company is a duly organized, validly existing corporation in good standing under the laws of the State of Nevada, with full power and authority to enter into this Agreement by and through the officer executing his name hereto and to issue and deliver the shares of Company Common Stock and carry out the other provisions of this Agreement.

                (b) This Agreement and the transactions contemplated hereby have been duly authorized by all requisite corporate action of the Company, and the execution of this Agreement by the Company and the performance of its obligations hereunder will not violate any contract, loan, or similar agreement to which the Company is a party.



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                (c)     This Agreement constitutes the legal, valid, and binding
agreement of the Company, enforceable in accordance with its terms.

                (d) All shares of Company Common Stock issued pursuant to this Agreement, when issued and delivered in accordance with the terms of this Agreement for the consideration expressed in this Agreement, shall be duly and validly issued and fully paid and nonassessable.

        8. Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the Party to whom notice is to be given, or on the second day after mailing if mailed to the Party to whom notice is to be given by first class mail, registered or certified, return receipt requested, postage prepaid and properly addressed as follows:

                To the Company:

                c/o Western Express, Inc.
                7135 Centennial Place
                Nashville, TN 37209

                To the Wises:

                7135 Centennial Place
                Nashville, TN  37209
                Attn: Wayne Wise

                To Wieck:

                7135 Centennial Place
                Nashville, TN  37209
                Attn: Paul Wieck

        9. Miscellaneous. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.



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        10.     Specific Performance. The Parties shall be entitled to specific performance of the provisions hereof.

        11. Covenants of Further Assurances. The Parties agree to execute such other documents and perform such other acts as may be necessary or desirable to effectuate the intent of this Agreement.





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        IN WITNESS WHEREOF, this Agreement has been executed by the Parties as of the day and year first above written.

                                 WESTERN EXPRESS HOLDINGS, INC.
                                 a Nevada corporation



                                 By: /s/ Wayne Wise
                                     --------------
                                 Name:  Wayne Wise
                                 Title: Chief Executive Office and President


                                 WAYNE WISE



                                 /s/ Wayne Wise
                                 --------------


                                 DONNA WISE



                                 /s/ Donna Wise
                                 --------------


                                 PAUL L. WIECK



                                 /s/ Paul L. Wieck
                                 -----------------





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